UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1717 McKinney Avenue, Suite 1000
Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, the Board of Directors (the “Board”) of Landsea Homes Corporation (the “Company”) elected Rajinder Singh as a director, effective immediately, to serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. In connection with the election of Mr. Singh, the size of the Board was increased from six to seven directors. Mr. Singh has not been appointed to serve on any Board committee at this time.

Mr. Singh has served as the Founder and Managing Partner of SCA Partners LLC, an advisory and consulting firm, since 2023. Before founding SCA Partners, Mr. Singh served as a director of BM Technologies, Inc. (NYSE American: BMTX), a financial technology company, from January 2023 to March 2023, and as Co-Chief Executive Officer of BM Technologies, Inc., from March 2023 to August 2023. From 2002 to January 2023, Mr. Singh held positions with Raymond James & Associates, Inc., a full-service financial services firm and wholly owned subsidiary of Raymond James Financial, Inc. (NYSE: RJF), most recently Vice Chairman – Investment Banking.

Mr. Singh was designated to serve on the Board by Landsea Holdings Corp. (“Holdings”) pursuant to Holdings’ director designation rights under the Fourth Amended and Restated Stockholder’s Agreement by and between the Company and Holdings.

Mr. Singh has no family relationships with any director or executive officer of the Company. Other than as described above, there are (i) no transactions in which Mr. Singh has an interest requiring disclosure under Item 404(a) of Regulation S-K and (ii) no arrangements or understandings between Mr. Singh and any other person pursuant to which he was elected to serve as a director.

In connection with his appointment, Mr. Singh has entered into the Company’s standard indemnification agreement for directors and officers, the form of which is filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed February 29, 2024.

Mr. Singh will receive compensation for service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors, as described in the Company’s proxy statement filed on April 24, 2024.

Item 8.01 Other Events.

Also on December 9, 2024, the Board appointed Bruce Frank as Chairman of the Board, effective immediately. Bruce Frank previously served as Interim Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: December 11, 2024	By:	/s/ John Ho
Name: John Ho
Title: Chief Executive Officer